UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2018

W. R. BERKLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15202	22-1867895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 Steamboat Road, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, pursuant to an underwriting agreement, dated as of March 19, 2018, between W. R. Berkley Corporation (the “Company”) and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC (the “Underwriters”) for the offer and sale of $175.0 million aggregate principal amount of the Company’s 5.70% Subordinated Debentures due 2058 (the “Securities”), the Company granted the Underwriters an option to purchase up to an additional $26.25 million aggregate principal amount of the Securities to cover overallotments. The Underwriters elected to purchase an additional $10.0 million aggregate principal amount of the Securities (the “Option Securities”) pursuant to a partial exercise of the overallotment option, which closed on April 3, 2018. The Underwriters have the remaining option, exercisable until April 18, 2018, to purchase up to an additional $16.25 million aggregate principal amount of the Securities to cover overallotments, if any.

On April 3, 2018, Willkie Farr & Gallagher LLP, counsel to the Company, issued an opinion and consent (attached hereto as Exhibits 5.1 and 23.1, respectively, and incorporated herein by reference) as to the validity of the Option Securities.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this report are incorporated by reference into the Registration Statement (No. 333-221559) filed by the Company.

(d) Exhibits

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the Option Securities.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

EXHIBIT INDEX

Exhibit:

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the Option Securities.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Richard M. Baio
Name: Richard M. Baio
Title: Senior Vice President – Chief Financial Officer and Treasurer

Date: April 3, 2018